PRESS RELEASE	Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	THOMAS H. POHLMAN,
PRESIDENT
(515) 232-6251

August 14, 2014

AMES NATIONAL CORPORATION DECLARED CASH DIVIDEND

AMES, IOWA - On August 13, 2014, Ames National Corporation (the “Company”) declared a cash dividend of $0.18 per common share. The dividend is payable November 14, 2014, to shareholders of record at the close of business on October 31, 2014.

Ames National Corporation is listed on the NASDAQ Capital Market under the ticker symbol, ATLO. The Company’s affiliate banks include: First National Bank, Ames, Iowa; Boone Bank & Trust Co., Boone, Iowa; State Bank & Trust Co., Nevada, Iowa; Reliance State Bank, Story City, Iowa; and United Bank & Trust NA, Marshalltown, Iowa. Additional information about the Company can be found at www.amesnational.com.